EXHIBIT 10.7

                               SPIN-OFF AGREEMENT

           THIS SPIN-OFF AGREEMENT is made this _________ day of January, 1999, by and between NATIONAL BOSTON MEDICAL, INC., a Nevada corporation, with its principal place of business at 43 Taunton Green, 3rd Floor, Taunton, MA 02780 ("NBM") and FRAGRANCE EXPRESS, INC., a Florida corporation, with its registered office at 3550 Gateway Drive, Pompano Beach, FL 33069, ("FEF").:

           WHEREAS the parties wish to enter into a Spin-Off Agreement with the intention of modifying the relationship between NBM (the parent) and FEF (the subsidiary) such that FEF will no longer be a subsidiary of NBM; and

           WHEREAS FEF hereby represents and warrants that it has free and clear title to a parcel of real estate located in Athens, Georgia subject only to a first and second mortgage in the estimated amount of $585,000 total (the "Property");

           NOW THEREFORE, in consideration of the mutual promises herein contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                                    SPIN-OFF

           NBM shall return all issued and outstanding stock of FEF to FEF for deposit in its treasury, such that FEF shall no longer be a wholly-owned subsidiary of NBM at such time that FEF shall conduct a share exchange with Telenetworx, Inc., a Florida corporation ("TI"), such that FEF shall become a wholly-owned subsidiary of TI. Should FEF fail to complete the transaction described in this paragraph, this entire agreement shall be voidable in the sole discretion of NBM. As a part of this transaction, NBM shall be issued 15% of all of the issued and outstanding stock of TI calculated immediately after consummation of the share exchange between FEF and TI. The estimated capital structure of TI after consummation of the share exchange with FEF is as follows:

     1.   5,000,000  common shares issued and  outstanding
     2.   600,000 preferred shares issued and outstanding

          A.   Preferred shares to be convertible to common shares 10 for 1
          B.   Preferred  shares to be  convertible to common shares 1 year from the date of execution of the share exchange between FEF and TI
          C.   Preferred  shares to have full voting  rights as if converted (10 for 1) form date of issuance

           Should the capital structure of TI comply with the figures above (subsequent to the share exchange between FEF and TI), NBM shall accept certificate representing 165,000 preferred shares of TI as 15% of the issued and outstanding stock of TI.




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                                    ARTICLE 2
                             PIGGYBACK REGISTRATION

           At any time that FEF or TI proposes to file a registration statement, the Company shall cause to be included in such registration statement any securities issued or subject to issuance to NBM in this transaction.

                                    ARTICLE 3
                                      NOTE

           FEF shall immediately upon execution of this agreement cause a demand note in the amount of $700,000 to be executed in favor of NBM. The Note shall accrue interest as of the date of execution of this agreement at a rate of 10% per annum and shall be secured by a third mortgage on the Property.

                                    ARTICLE 4
                                 PAYMENT OF NOTE

           Payment of the Note is contemplated in one (1) of the following three
(3) ways:

                     3.        Cash
                     4. Common Stock of TI which is free of any restrictive legend (Free-Trading) 5. Refinance of the Property.

                                    ARTICLE 5
                 IRREVOCABLE AGREEMENT TO REFINANCE THE PROPERTY

           FEF, by execution of the signature page affixed hereto, hereby irrevocably for a period of sixty (60) days from the date of execution of this agreement empowers NBM, in NBM's sole discretion, to refinance the Property in the minimum amount of $2 million which accrues interest at a maximum rate of 12% per annum. It is understood by FEF that FEF shall not have the right to refuse any refinancing deal presented to it by NBM which conforms to the above terms. FEF shall have no right to transfer title to such property for sixty (60) days from execution of this agreement unless FEF has obtained the prior express written consent of NBM. FEF shall be solely responsible for repayment of the refinanced amount.

                                    ARTICLE 6
                     USE OF PROCEEDS OF PROPERTY REFINANCING

           The use of proceeds of the refinancing of the Property shall be as follows:

     1st: to pay off the existing 1st and 2nd mortgages (approximately $585,000) 2nd: to pay off the Note by FEF to NBM in the amount of $700,000 described herein
     3rd: the remainder of the proceeds shall be paid to FEF (or its designee)

                                    ARTICLE 7
                       AGREEMENT FOR THE EXCHANGE OF STOCK

           Paragraph 4 of the Agreement for the Exchange of Stock dated October 8, 1998 between NBM and FEF is hereby made null and void. The remaining


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provisions of that Agreement remain in full force and effect.

                                    ARTICLE 8
                       REMOVAL FROM THE BOARD OF DIRECTORS

           Mr. Robert Bartlett and Ms Tracy Trimachi shall resign from the Board of Directors of NBM effective immediately upon execution of this agreement.

                                    ARTICLE 9
                                 CONFIDENTIALITY

           Neither party shall disclose any trade secrets of the other party to persons other than those bound by the terms of this Agreement. Northing in the foregoing sentence shall prohibit disclosure of any information which is publicly known at or after the time of disclosure, which is already known to the recipient, or which is required to be disclosed by law.

                                   ARTICLE 10
                            AGREEMENT NOT TO COMPETE

           A. FEF agrees that during the period commencing on the date of this Agreement and continuing until the date three (3) years after this Agreement is terminated, it will not directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, investor, or financier or in any other individual or representative capacity, or otherwise, engage or participate in any business which competes with the business of NBM or any company or individual supplying services or product to NBM. FEF covenants that during the term referenced above, it will not, either for itself or for any other person or entity, except as may be required by the terms of this Agreement either directly or indirectly: (1) call on, solicit, take away or hire any customers, employees, principals, lessors, distributors or suppliers or other personnel or independent contractors, of NBM or any company supplying services or product to NBM, (2) acquire or attempt to acquire rights for providing any product or services in competition with NBM or any company supplying services or product to NBM, or (3) engage in any act which would interfere with or harm any business relationship with any customer, lessor, employee, principal or supplier of NBM or any company supplying services or product to NBM.

           B. The parties agree that a breach of the covenants described int his Section will result in substantial damages to NBM, which would be difficult, if not impossible to ascertain. FEF agrees that in the event of such a breach or threatened breach, NBM shall have the right to a Restraining Order and in Injunction, without bond or other security (all of which is waived) both temporary and permanent, enjoining and restraining any such breach or threatened breach. Such injunctive relief shall be in addition to any other remedy available to NBM at law or in equity. Nothing in this Agreement shall be construed to prohibit or prevent NBM from initiating an action or otherwise recovering any damages that may be sustained as a result of the breach or threatened breach by FEF. FEF also agrees that NBM may pursue any remedy available to it including voiding this agreement in its sole discretion, and the pursuit of any one such remedy at any time will not be deemed an election of remedies or waiver of right to pursue any other remedy.

           C. Lotions which are used for beauty purposes only, but which have no medicinal value and which do not compete with any NBM product, are

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specifically excluded from this agreement.

                                   ARTICLE 11
                               GENERAL PROVISIONS

           Warranty

           Each party represents and warrants to the other that it has the power and authority to execute and deliver, and to perform its obligations under this Agreement, and that neither the execution or delivery of this Agreement nor the performance of its obligations hereunder will constitute a breach of the terms or provisions of any contract or violate any law or the rights of any third party.

           Governing Law

           This agreement shall be governed and construed in accordance with the laws of Massachusetts and any dispute or litigation which arises out of this agreement shall be settled by a court of competent jurisdiction in the state of Massachusetts.

           Entire Agreement

           This Agreement sets forth the entire Agreement or any understanding between the parties as to its subject matter and supersedes all other documents, verbal commitments or understandings made before conclusion of this Agreement except as provided for in Article 6, and none of the terms of this Agreement may be amended or modified except in writing signed by both parties.

           Assignment

           This Agreement may not be assigned by either party without the prior written consent of the other party except that any party may assign this Agreement to any successor corporation (including the surviving corporation in any consolidation or merger) or assignee of all or substantially all of its business. In the event of such an assignment, the assigning party shall remain jointly and severally liable with the assignee for the full and timely performance by such assignee of the assigning party's obligations hereunder.

           Notices

           Any notice, consent or approval required or permitted under this Agreement shall be in writing and shall be delivered to the following address
(i) personally by hand or (ii) by certified mail, postage prepaid with return receipt requested:

           If to the NBM:     National Boston Medical, Inc.
                              43 Taunton Green, 3rd Floor
                              Taunton, MA 02780

           With a copy to:    Mintmire & Associates
                              265 Sunrise Avenue, Suite 204
                              Palm Beach, FL 33480



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           If to FEF:         Fragrance Express, Inc.
                              3550 Gateway Drive
                              Pompano Beach, FL 33069

           All notices shall be deemed effective upon the date delivered by hand or if mailed, as of the date which is five (5) days after the date of mailing. Either party may change its address for notice purposes by notifying the other party of such changes of address in accordance with the foregoing.

           Waivers

           No waiver of any term or condition of this Agreement shall be valid except when made by an instrument in writing expressly waiving such term or condition signed by the waiving party. A waiver by any party of any term or condition of this Agreement shall be cumulative and not in limitation of any other remedy, right, obligation or agreement of any other party.

           Severability

           If any part of this Agreement is contrary to, prohibited by or deemed invalid under the laws of any jurisdiction which laws govern the subject of this agreement, such provision shall, as to such jurisdiction be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, without invalidation or affecting the validity or enforceability of such provision in any other jurisdiction.

           Specific Performances

           The parties acknowledge that there may be no adequate remedy at law for any violation of sections of this Agreement, and that in addition to any other remedies which might be available, such Sections shall be specifically enforceable in accordance with their terms.

           Headings

           Headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or construction under the provisions of this Agreement.

           Voluntary Agreement

           Each party warrants that before signing this Agreement such party has been fully advised of its contents and meaning, has had independent legal counsel explain the meaning and legal significance of each and every provision therein, and executes this Agreement freely and voluntarily with full knowledge and understanding of its contents.

           Cumulative Remedies

           No remedies or election hereunder shall be deemed exclusive, but shall, whenever possible, be cumulative with all other remedies at law or in equity.

           Attorney Fees

           In the event any action, proceeding or litigation, judicial or non-



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judicial,  arises out of the subject  matter of this  Agreement  the  prevailing party shall be entitled to payment of all costs, expenses and attorney fees incurred.

           Successor/Assigns

           This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, personal representative and assigns. The parties each agree to take such further action and deliver such ancillary document as may be reasonable or necessary in order to carry out the terms and provisions of this Agreement.

           Authority

           Each individual executing this Agreement in a representative capacity warrants to the other party that such person has sufficient authority to bind the party on behalf of whom they are executing this document.

           Duplicate Originals

           Any fully executed copy of this Agreement shall be deemed for all purposes as a duplicate original. All originals and duplicate must be signed before a notary or will be considered invalid.

           EXECUTED by the parties effective as of the date first written above.

           Fragrance Express, Inc.
           By: /s/ Robert Bartlett, President
             ---------------------------------
               Robert Bartlett, President

           National Boston Medical, Inc.
           By: /s/ Daniel Hoyng
             ---------------------------------
           Daniel Hoyng, co-CEO and Chairman

           STATE OF FLORIDA
           COUNTY OF Broward

           BEFORE ME, personally appeared Robert Bartlett, to me known to be the person described in and who executed the foregoing Spin-Off Agreement and acknowledged to and before me that he executed the said instrument for the purposes therein expressed.
           WITNESS my hand and official seal this 20 day of January, 1999.


                                                    /s/ Charlene Miller
                                                  -----------------------------
[seal] Charlene Miller                                  Notary Public
        My Commission # CC 730134                       My Commission Expires:
        Expires: April 2, 2002                          (Notary Seal)
        Bonded through Notary Public Underwriters